Exhibit 10.7

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

Master Laboratory Services Agreement

Introduction and Scope

Section 1. Parties; Defined Terms

1.1	This is an agreement between Eli Lilly and Company, Lilly Corporate Center, Indianapolis, IN 46825, (“Lilly”) and Shanghai ChemExplorer Co., Ltd., Building #10, 965 Halei Road, Zhangjiang Hi-Tech Park, Pudong New Area, Shanghai, People’s Republic of China, 201203 (“ChemExplorer”).

1.2	Other capitalized terms are defined in Exhibit A.

Section 2. Scope of Agreement

2.1	Projects. From time to time during the term of the Master Agreement, ChemExplorer and Lilly may execute Work Orders that are consistent with Exhibit B for Projects comprising the types of laboratory services listed below. Except to the extent the parties agree to particular Work Orders, nothing about the Agreement requires ChemExplorer to furnish, or Lilly to request ChemExplorer to furnish, any particular services or deliverables or any particular quantity of services or deliverables.

2.1.1	*

2.1.2	*

2.1.3	*

2.1.4	*

2.1.5	*

2.2	Manner of Executing Work Orders. Lilly may from time to time request ChemExplorer to prepare and submit a proposed Work Order signed by ChemExplorer. Should it choose to comply, ChemExplorer bears the expense of preparing and submitting the proposal. A proposed Work Order becomes part of the Agreement only if Lilly accepts it by:

2.2.1	Signing the proposed Work Order (or an identical counterpart). Lilly may then issue a purchase order solely for administrative purposes. If so, neither the terms and conditions of the purchase order nor anything else about it affect the agreed Work Order.

2.2.2	Issuing its standard form of purchase order solely for the purpose of accepting the proposed Work Order without revision. Neither the terms and conditions of the purchase order nor anything else about it affects the proposed Work Order.

2.3	Term of Master Agreement. The term of the Master Agreement is from Jan 1, 2009 through December 31, 2011, unless it is cancelled or terminated earlier. Nonetheless, if any Work Orders are in effect on the day the Master Agreement would otherwise expire, the Master Agreement remains in effect solely for the purpose of those signed Work Orders (and not for the purpose of executing new Work Orders) until their expiration, cancellation, or termination.

2.4	Term of Work Orders. Each Work Order takes effect and expires according to the Project Specifications, unless it is cancelled or terminated earlier. If the Project Specifications do not state when the Work Order takes effect, it takes effect when Lilly accepts ChemExplorer’s proposal. If no expiration date is specified, the Work Order expires when the Project is complete. Any individual Work Order may be cancelled or terminated independently of the rest of the Agreement, with any provision of the Agreement relevant to termination or cancellation apply only to that Work Order. Cancellation or termination of the Master Agreement cancels or terminates all Work Orders.

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

2.5	Inconsistencies Between Master Agreement and Work Order. If the terms of the Master Agreement are inconsistent with the terms of the Work Order, the Master Agreement controls unless:

2.5.1	the Master Agreement expressly allows a Work Order to supersede the inconsistent term and;

2.5.2	the Work Order clearly expresses the parties’ intent to do so.

ChemExplorer’s Rights and Obligations

Section 3. ChemExplorer’s General Obligations

3.1	ChemExplorer will furnish Lilly all Services and Deliverables described by the Project Specifications and will provide everything that is reasonably necessary to furnish such Services and Deliverables except for those responsibilities the Project Specifications expressly assign to Lilly.

3.2	Upon expiration, notice of termination or notice of cancellation of this Agreement and request by Lilly, ChemExplorer will cooperate in transferring ChemExplorer’s obligations and any work in progress to another supplier.

Section 4. Warranties

4.1	ChemExplorer warrants that:

4.1.1	ChemExplorer’s performance under this Agreement (including all Services, Deliverables, Work Product and ChemExplorer’s employment practices) complies with all Applicable Law.

4.1.2	Services will be rendered with at least that degree of skill and knowledge normally possessed and employed by members of the relevant trade or profession in good standing in the United States of America.

4.1.3	The Services, Deliverables, and Work Product do not infringe any Intellectual Property Rights of any other Person, and any use thereof by Lilly consistent with this Agreement does not infringe such rights; however, this warranty does not extend to any substances, processes, methods, information, or written materials furnished by Lilly and used in accordance with Lilly’s instructions in performing the Services or incorporated into the Deliverables or Work Product in accordance with Lilly’s instructions.

4.2	Without limiting any other representations or warranties in this Agreement, ChemExplorer disclaims any and all implied warranties of merchantability and of fitness for a particular purpose.

Section 5. Customs-Trade Partnership Against Terrorism (C-TPAT)

5.1	As a participant in the U.S. Department of Homeland Security’s Customs-Trade Partnership Against Terrorsim (or “C-TPAT”), Lilly takes measures to secure its supply chains against acts of terrorism, including an assessment of the security practices of its suppliers using the C-TPAT Security Criteria established by the United States Department of Homeland Security, available at http://supplierportal.lilly.com or http://www.customs.gov. ChemExplorer will take measures consistent with the C-TPAT Security Criteria to ensure the security of the supply chain for all articles shipped to Lilly by way of importation into the United States.

ChemExplorer will cooperate with Lilly’s measures to implement C-TPAT, for example by completing and updating questionnaires that Lilly uses to assess the security practices of its suppliers, by informing Lilly of any breaches of the security of the supply chain for articles shipped to Lilly, and by assisting Lilly in assessing and evaluating ChemExplorer’s security practices.

Section 6. ChemExplorer’s Invoices

6.1	Timing.

6.1.1	ChemExplorer will submit invoices for hourly fees and for reimbursement of expenses once a month.

6.1.2	ChemExplorer will submit invoices for fixed fees after Lilly has received and accepted all Services and Deliverables subject to the fixed fee.

6.2	Invoices. Each invoice submitted by ChemExplorer must comply with Lilly’s standard forms and procedures (as changed from time to time) and published on the internet at http://supplierportal.lilly.com and with any specific requirements in this Agreement. Each invoice will be accompanied by:

6.2.1	Reference to Work Order and associated purchase order number.

6.2.2	Any additional information that Lilly may reasonably request.

6.3	Currency. Invoices will be in United States dollars and payment will be in United States dollars.

Section 7. Safety and Security at Lilly’s Facilities

7.1	ChemExplorer will comply with, and will cause its Affiliates, Subcontractors, and their respective Representatives to comply with, all policies and procedures that Lilly establishes to enhance the safety or security of Lilly’s facilities or of persons at or near Lilly’s facilities, including measures restricting access such as the use of identification badges and passwords. ChemExplorer will promptly notify Lilly of any violation of such policies and procedures by any of the Persons listed in the preceding sentence.

7.2	ChemExplorer will comply with, and will cause its Affiliates, Subcontractors, and their respective Representatives to comply with, the instructions of an authorized Lilly security official that are reasonably necessary to redress a threat, or to avoid an imminent threat, to the safety or security of such facilities or persons.

Section 8. Debarment and Exclusion from Certain Health Care Programs

8.1	ChemExplorer represents that it has not been

8.1.1	Debarred by the United States Food and Drug Administration under any provision of the Generic Drug Enforcement Act or

8.1.2	Excluded by the Office of the Inspector General of the United States Department of Health and Human Services, or by any other authority, from participating in any health care program (such as Medicare or Medicaid) funded by any Governmental Authority.

8.2	ChemExplorer agrees that no Person who has been debarred or excluded as described above will furnish any of the Services or Deliverables or perform any of ChemExplorer’s other obligations under the Agreement.

8.3	ChemExplorer will immediately notify Lilly in writing (with a copy to Lilly’s legal counsel) of any actions taken or proceeding pending that threatens or confirms a debarment or exclusion of any such Person.

Section 9. Care of Animals

9.1	ChemExplorer will comply with the applicable requirements of Exhibit E for all animals that ChemExplorer or its Subcontractors either:

9.1.1	Supply to Lilly for use in research; or

9.1.2	Use in animal studies that are conducted for the purpose of providing the Services or Deliverables.

9.2	To avoid misunderstanding, ChemExplorer acknowledges that the requirements of this Section 9 are in addition to (and neither limit nor are limited by) its other obligations under the Agreement, including its obligations to comply with Applicable Law and to satisfy the Project Specifications.

Lilly’s Rights and Obligations

Section 10. Lilly’s General Obligations

10.1	Lilly will pay ChemExplorer the Compensation according to the terms of this Agreement. Lilly will owe ChemExplorer no compensation other than that described in this Section, whether for time of staff, labor, materials, expenses, overhead, profit, taxes, insurance, or other costs of furnishing the Services and Deliverables.

10.2	Lilly will perform any obligations expressly assigned to it in the Project Specifications or elsewhere in the Agreement.

Section 11. Payment

11.1	Payment Terms. Payment will be due * days after Lilly’s Accounts Payable Department receives an invoice that complies with the requirements of this Agreement, except that Lilly may withhold payment of any amount that it may reasonably dispute in good faith until such dispute is resolved.

Section 12. Access to Lilly’s Facilities and Information Systems

12.1	Lilly retains its right to restrict or refuse any Person (including ChemExplorer, its Affiliates, its Subcontractors, and their respective Representatives) access to Lilly’s facilities, computers, or other information systems.

12.2	In particular, but not in limitation of the preceding Section, Lilly may restrict or refuse access to any individual who does not do any of the following to Lilly’s satisfaction.

12.2.1	Submit to and pass a drug screen. 12.2.2 Pass a background check.

12.2.2	Accept or acknowledge in writing a personal obligation to protect Lilly’s Confidential Information.

12.3	Such restriction or refusal excuses ChemExplorer’s performance under this Agreement only if it renders ChemExplorer’s performance impracticable, does not comport with Lilly’s written procedures, and is manifestly unreasonable.

Section 13. Lilly’s Right to Cancel

13.1	Lilly may cancel this Agreement, Work Orders and reduce the number of FTEs for any reason including convenience by written notice to ChemExplorer. Cancellation will be effective (90) days after ChemExplorer receives the notice or on a later date if the notice so specifies.

13.2	In the event of such cancellation, Lilly’s obligation to compensate ChemExplorer is reduced to the portion of the Compensation corresponding to Services and Deliverables properly furnished prior to cancellation, with the calculation of the amount of the reduction consistent with the provisions of this Agreement establishing the amount of Compensation.

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

Information and Property Rights

Section 14. Ownership of Inventions, Work Product, and Deliverables

14.1	(a) Ownership in Lilly. Subject to the terms and conditions of this Agreement (including the provisions of any applicable Work Order), all Inventions, excluding any ChemExplorer Prior Rights, that are developed, generated, discovered, evolved or derived by ChemExplorer in relation to a Work Plan undertaken by ChemExplorer under this Agreement (the “Inventions”) shall be assigned to Lilly. Lilly shall be the sole and exclusive owner of any and all information, items, material and knowledge relating to a Invention that is either: (i) disclosed (orally, in writing, electronically, by observation or otherwise) to ChemExplorer from Lilly under this Agreement or (ii) acquired, generated, developed, discovered, evolved or derived by ChemExplorer (solely or jointly with Lilly) as a result of the Work Order or Project performed by ChemExplorer under this Agreement, including all Lilly Confidential Information as defined in Exhibit A. In order to ensure that Lilly’s sole ownership interest in Inventions is fully vested in Lilly, ChemExplorer shall promptly after the conception, discovery, invention and/or development of any material Inventions notify Lilly thereof and cooperate with Lilly in taking all steps which Lilly believes reasonably necessary or desirable to secure its ownership rights in such Inventions including cooperation in completing any patent applications relating to such Inventions, as well as executing and delivering any instrument that may be reasonably useful or required to confirm the ownership in Lilly, or assign, convey and transfer to Lilly any ownership interest, if any, that ChemExplorer may have in such Inventions. Moreover, promptly after the conception, discovery, invention and/or development of material Inventions, ChemExplorer shall, to the extent not already in Lilly’s possession, furnish to Lilly all information, items, material and knowledge encompassed in such Inventions together with any other information, items, material and knowledge that is reasonably useful or necessary for Lilly to exploit its sole ownership interest in such Inventions.

(b) Assignment of Inventions. ChemExplorer acknowledges and agrees that (a) the development, generation, discovery, evolution or creation of such Invention is sponsored by and will be assigned to Lilly, (b) responsibility for patenting such Invention is borne by Lilly, and (c) Lilly is the exclusive holder of all rights in such Invention worldwide. ChemExplorer further acknowledges and agrees that ChemExplorer has no right to, and will not, directly or indirectly, reproduce, adapt, modify, create derivative works from, manufacture, market, introduce into circulation, publish, distribute, sell, license, sublicense, transfer, rent, lease, transmit or provide access electronically, broadcast, display, enter into computer memory, or use such Invention, any portion or copy thereof in any form, or any such rights, or authorize or assign others to do so, except as explicitly provided in this Agreement or as otherwise agreed in writing by Lilly. ChemExplorer has no right to, and shall not directly or indirectly, apply to register any copyright, trademark, patent, title, or other intellectual property rights in or related to the Invention, in the People’s Republic of China or any country or region throughout the world, unless requested in writing to do so by Lilly. During the term of this Agreement, ChemExplorer shall promptly disclose to Lilly all material Inventions developed, generated, discovered, evolved or created by or vested in ChemExplorer. If and to the extent that Lilly does not originally acquire full legal and beneficial interest to any Invention pursuant to Section 14.1(a) of this Agreement, ChemExplorer shall and hereby does in advance assign to Lilly such right and interest, therein, and shall take all other steps and execute all other documents, including under the import/export control regulations (e.g., the Regulations of the People’s Republic of China on Technology Import and Export Administration), which may be necessary in order to give full force and effect to the provisions of this Article. The provisions of the preceding sentence apply inter alia to patent application rights vesting in or assigned to ChemExplorer pursuant to the provisions of the Patent Law of the People’s Republic of China or to contracts entered into by ChemExplorer with employees and permitted contractors. Lilly shall have the sole discretion to apply for patents in any jurisdiction for any patentable subject matter comprising or contained in any Invention, and ChemExplorer shall assist and shall procure the assistance of its current and former employees and permitted contractors in the prosecution of any such patent applications. If, by operation of law, ChemExplorer is unable to assign such rights to Lilly or such assignment is not approved or registered (as applicable) by a government authority, ChemExplorer grants to Lilly, its successors and assigns, an exclusive (without ChemExplorer retaining any rights), irrevocable, worldwide, paid-up license to use, reproduce, adapt, modify, create derivative works from manufacture, market, introduce into circulation, publish, distribute, sell, offer to sell, import, license, sublicense, transfer, rent, lease, transmit or provide access electronically, broadcast, display, enter into computer memory, and use the Invention, all modified and derivative Invention thereof, all portions and copies thereof in any form. Ancillary rights such as the right to sue on behalf of the patent owner, to reissue or reexamine the patent, to pay maintenance fees, to revoke or abandon the patent, to obtain patent term extensions, supplementary protection certificates and the like shall also be included in the terms of the exclusive license granted to Lilly.

(c) Assignment from Employees. In respect of each ChemExplorer employee who is or will be assigned to a Work Order or Project and to the extent required under the laws of the People’s Republic of China, ChemExplorer agrees to obtain an assignment from such employee to ChemExplorer by agreement between ChemExplorer and such employee, and to negotiate and resolve, through disclaimer or waiver, any rights such employee might have, including securing a waiver of any ChemExplorer employee-inventor’s right to first assignment to service invention-creation (or Invention) pursuant to “Implementing Rules for Ownership Rights to Invention-Creation and Service Remuneration in Shanghai Municipality”(effective as of April 29, 2007), in respect of any Invention developed, generated, discovered, evolved or derived hereunder, including any rights to any reward or remuneration related to his or her contribution to such Invention or to ChemExplorer’s assignment thereof, and any pre-emptive right to the assignment of such Invention. ChemExplorer further agrees to assign to Lilly all rights in such Invention. ChemExplorer shall hold Lilly harmless from any claim from any of ChemExplorer’s employees in relation to any reward or remuneration related to such employee’s contribution to such Invention or employee’s assignment thereof to the ChemExplorer, and ChemExplorer shall not claim any other reimbursement, compensation or payment for any reason, other than the fees that Lilly has expressly agreed to pay ChemExplorer under this Agreement.

14.2	Procedural Safeguard Restrictions to Protect Confidentiality and Invention Ownership. ChemExplorer shall require each of its employees and permitted independent Subcontractors performing Services to execute and deliver written agreements embodying confidentiality and non-use restrictions and assignment of intellectual property covenants in such form and substance as is reasonably acceptable to Lilly. In addition, during the term of any applicable Work Order under this Agreement, ChemExplorer agrees not to engage either itself or with or for a third party in any research efforts with respect to any drug target that is or has been the subject of Project without Lilly’s prior written consent, which consent shall not be unreasonably withheld.

14.3	Security. As a means reasonably designed to protect Lilly’s rights and otherwise to ensure such ChemExplorer’s compliance with its respective obligations set forth in Section 7 and Section 12 of this Agreement, ChemExplorer agrees to maintain reasonable security measures to ensure the protection, secrecy and confidentiality of all Lilly Confidential Information and Inventions. To that end, in addition to other customary security measures taken by ChemExplorer, ChemExplorer shall: (i) appropriately partition all Lilly Projects from any other work performed by ChemExplorer, either for its own account or for third parties; and (ii) maintain information technology systems that are compatible with Lilly’s information technology systems and that ensure confidential communications between ChemExplorer and Lilly, as well as the confidential transfer of data between ChemExplorer and Lilly.

14.4	Ownership of Lilly Data. Lilly Data is and shall remain the exclusive property of Lilly and/or its Affiliates, as applicable. ChemExplorer will not possess or assert any lien or other right against or to Lilly Data. The Lilly Data shall be used by ChemExplorer solely as specified in this Agreement and then only in connection with providing the Services set forth in this Agreement. ChemExplorer shall protect the proprietary nature of Lilly Data and shall in no way, directly or indirectly, disclose Lilly Data or allow third party access to Lilly Data. ChemExplorer shall in no way, directly or indirectly, commercially exploit Lilly Data.

14.4.1	Upon expiration or other termination of this Agreement, or upon request of Lilly, ChemExplorer agrees to remove all copies and instances of Lilly Data from ChemExplorer’s systems and files, and at Lilly’s discretion either promptly return all Lilly Data to Lilly or destroy the Lilly Data in its possession, and certify to the same.

14.4.2	ChemExplorer acknowledges that the Lilly Data may contain personal data, health data and/or medical records data, the use of which data is subject to various privacy laws, including all state, federal and international laws and regulations and state, federal and national government agency orders and decrees to which Lilly may be subject (“Privacy Laws”), as well as certain restrictions imposed on the Lilly Data by the data subjects or other third party data providers. Any such Lilly Data containing personal data, health data and/or medical records data that is subject to various privacy laws shall be a Trade Secret for purposes of this Agreement, whether separately designated as such or not. ChemExplorer agrees to strictly abide by all such restrictions pertaining to the Lilly Data, as they are promulgated and applied, currently and in the future. Furthermore, ChemExplorer shall in good faith execute any and all documents that Lilly is required to have ChemExplorer execute in order that Lilly may comply with any Privacy Laws. If ChemExplorer’s use (whether directly or indirectly) of the Lilly Data is contrary to any Privacy Law, or contrary to any of the restrictions set forth in this Agreement, Lilly shall have the right to: i) terminate this Agreement for cause if such breach has not been cured within five (5) days of receipt by ChemExplorer of written notice, and ii) pursue any other legal and equitable remedies.

14.4.3	ChemExplorer represents and warrants that it will only transfer (including internal ChemExplorer transfers that occur beyond the internal firewalls of ChemExplorer) Lilly Data in a secure and confidential manner, including at a minimum, encrypting the data with no less than 128 bit encryption or through establishing a virtual private network with Lilly.

14.4.4	ChemExplorer will, and will cause ChemExplorer’s Subcontractors and ChemExplorer Affiliates to, maintain reasonable and adequate security measures to ensure protection, secrecy and confidentiality of all Confidential Information, including but not limited to, Lilly Data, and cooperate fully in resolving any actual or suspected acquisition or misuse of Lilly Data.

Section 15. Lilly’s Property in ChemExplorer’s Possession

15.1	In the course of their relationship under this Agreement, ChemExplorer may have Lilly’s Property in its possession. ChemExplorer will retain Lilly’s Property and will exercise appropriate care toward it to protect against damage, destruction, loss, unauthorized use, or unauthorized disclosure, but in no event will ChemExplorer exercise a lower degree of care in safeguarding Lilly’s Property than ChemExplorer uses in safeguarding its own Property of a similar nature.

15.2	ChemExplorer will neither encumber Lilly’s Property nor use it for any purpose other than the performance of its obligations under this Agreement.

15.3	ChemExplorer will promptly notify Lilly of any loss or damage to Lilly’s Property in its possession.

15.4	ChemExplorer will neither dispose of Lilly’s property nor transfer possession of it to anyone else except in accordance with this Agreement. ChemExplorer will follow Lilly’s written instructions for disposition of any of Lilly’s Property (including Records that are Lilly’s Property) in ChemExplorer’s possession. Such disposition may include destruction, delivery to Lilly, or delivery to another destination of Lilly’s choosing. For the purpose of Electronic Records, “delivery” includes an electronic transmission of the Record or the delivery of the Record stored on an appropriate physical medium; and “destruction” includes the destruction of the physical medium on which a Record is stored or the complete and permanent removal of a Record from its storage medium.

15.5	If Lilly does not furnish written instructions for the disposition of its Property within a reasonable period of time after expiration, termination, or cancellation of the Agreement, ChemExplorer will deliver to Lilly all of Lilly’s Property in its possession and will destroy any residual Electronic Records that are Lilly’s Property.

Section 16. Laboratory Samples

16.1	For the purpose of this Section, “laboratory samples” means any compound, substance, or mixture of compounds or substances (and any derivative of such a compound, substance, or mixture of compounds or substances)

16.1.1	that Lilly furnishes ChemExplorer for any purpose related to the Agreement (such as research compounds, reference standards, reagents, or specimens) or that ChemExplorer creates as a result of performing the Services for Lilly.

16.2	Lilly will be the sole owner of any and all laboratory samples.

16.3	ChemExplorer will dispose of any waste generated from ChemExplorer’s possession of the laboratory samples in accordance with Applicable Law and the other provisions of the Agreement.

16.4	To avoid misunderstanding, ChemExplorer acknowledges that

16.4.1	All laboratory samples in the possession of ChemExplorer are subject to the provisions of Section 15.

16.4.2	Information regarding the laboratory samples (including the identity, description, and properties of any laboratory samples and any information that ChemExplorer acquires from its processing, study, use, or handling of the laboratory samples) is Lilly’s Confidential Information, provided it satisfies the definition of Confidential Information.

Section 17. Lilly’s Confidential Information

17.1	“Confidential Information” means any and all information, items, material or knowledge (whether or not patentable) including, without limitation, any and all suggestions, descriptions, ideas, inventions (whether or not patentable) discoveries, know-how, Trade Secrets, techniques, data, results, strategies, methods, syntheses, processes, practices, skill, experience, documents, apparatus, devices, chemical formulations, compounds, composition of matter, chemical or biological samples, assays, cell lines, vectors, screens, databases, database structures and data, analysis, methods, chemical synthesis or process data that is: (i) disclosed to ChemExplorer from Lilly or any agent of Lilly (including, without limitation, acquired by ChemExplorer through observation at Lilly’s facilities) during the term of this Agreement or (ii) acquired, generated, developed, discovered, evolved or derived by ChemExplorer (solely or jointly with Lilly) as a result of the Services.

“Trade Secret” shall mean any technical or business information including, without limitation, technical or non-technical data, a formula pattern, compilation, program, device, method, technique, drawing, process, financial data, or list of actual or potential customers or suppliers which: (i) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. The Parties hereby agree that in the absence of clear and convincing evidence to the contrary, that any Confidential Information shall be presumed to be a Trade Secret. ChemExplorer shall not:

17.1.1	disclose Lilly’s Confidential Information except as authorized below or by Lilly in writing; nor

17.1.2	use Lilly’s Confidential Information for any purpose other than the purpose of this Agreement.

17.1.3	disclose Lilly’s Trade Secrets except with only its Representatives who must need to know the information for the sole purpose of this Agreement.

17.2	ChemExplorer may disclose Lilly’s Confidential Information:

17.2.1	To its Representatives and to its Affiliates, Subcontractors, and their respective Representatives who need to know the information for the purpose of this Agreement and who have contractual confidentiality obligations that prohibit any disclosure and use of Lilly’s Confidential Information under this Agreement. ChemExplorer shall be responsible to Lilly for any unauthorized disclosure or use of Lilly’s Confidential Information by ChemExplorer’s Representatives.

17.3	Promptly upon termination, expiration, or cancellation of this Agreement, ChemExplorer will destroy all Records of Lilly’s Confidential Information in ChemExplorer’s possession or control that are not Lilly’s Property. (Such Records that are Lilly’s Property are addressed in Section 15.) For the purpose of Electronic Records, “destroy” includes destroying the physical medium on which a Record is stored or completely and permanently removing a Record from its storage medium.

17.4	The restrictions on disclosure and use of Lilly’s Confidential Information survive for ten (10) years after expiration, termination, or cancellation of this Agreement or after ChemExplorer returns or destroys all Records of the relevant Confidential Information in its possession or control, whichever is later. The foregoing notwithstanding, the restrictions on prohibition or use of Lilly’s Trade Secrets survive for as long as the information satisfies the definition of Trade Secret.

Section 18. Records and Audits

18.1	Records That Must Be Created and Maintained. At its own expense, ChemExplorer will create and maintain all Records: (i) required by this Agreement and Applicable Law that relate to this Agreement and to ChemExplorer’s performance under this Agreement; (ii) sufficient to demonstrate that any and all amounts invoiced to Lilly under this Agreement are accurate and proper in both kind and amount; (iii) sufficient to demonstrate the accuracy of any representations or reports submitted to Lilly under this Agreement; and (iv) sufficient to enable Lilly to comply with Applicable Laws and other legal obligations, to the extent that ChemExplorer has or reasonably should have knowledge of those Applicable Laws and other legal obligations.

18.2	Record Retention Periods. ChemExplorer will maintain all of the Records listed above for the longest of the following retention periods that applies: (i) any period prescribed by Applicable law or stated expressly in this Agreement; (ii) for Records related to invoices, for three (3) years after payment of the invoice by Lilly; (iii) for Records related to reports submitted to Lilly, for three (3) years after the report is submitted; and (iv) for all Records not addressed by one of the above, for three (3) years after the term of this Agreement.

18.3	Access to Records. At no additional cost to Lilly, ChemExplorer will allow Lilly to inspect (and, upon request, ChemExplorer will furnish copies of) Records ChemExplorer is required to create or maintain under this Agreement for the purposes of evaluating and verifying: (i) compliance with the requirements of this Agreement; (ii) compliance with Applicable Law related to this Agreement or to ChemExplorer’s performance under this Agreement; (iii) the accuracy and propriety of any invoice submitted to Lilly; and (iv) the accuracy of any representations or reports submitted to Lilly.

18.4	Access to Facilities. At reasonable times and with reasonable advance notice, Lilly may enter and inspect any premises where Records are maintained or Services are performed as Lilly deems necessary to accomplish the evaluations and verifications described in the preceding Section, Access to Records. ChemExplorer will cooperate with Lilly and provide reasonable assistance to Lilly to facilitate the evaluation and inspection, and Lilly will reasonably cooperate with ChemExplorer to mitigate disruption to ChemExplorer’s operations. In the event that Records are maintained, Services are performed, or Lilly’s Property is kept at premises that ChemExplorer does not control, ChemExplorer will secure rights of entry and inspection sufficient to allow Lilly to exercise its rights under this Section.

18.5	Lilly Employees and Designees. Lilly, its employees, or designees may exercise Lilly’s rights of entrance and inspection under this Section. Examples of Persons that Lilly may designate include Lilly’s independent auditors and representatives of Government Authorities having jurisdiction over Lilly or its activities related to this Agreement.

18.6	Records Generated Electronically. For Records generated by Electronic databases, spreadsheets, programs or the like, Lilly’s rights to access and inspection under this Section extend to the database, spreadsheet or program that generated the Record as well as the Record itself.

18.7	Records Subject to Other Provisions of this Agreement. Some Records required by this Section may also fall within the definition of Work Product, Deliverables or ChemExplorer Intellectual Capital. ChemExplorer’s obligations under this Section do not diminish ChemExplorer’s other obligations toward, or Lilly’s property rights to, such Records. ChemExplorer’s obligations to maintain Records under this Section are extinguished to the extent that ChemExplorer properly satisfies another obligation in this Agreement to deliver or to dispose of such Records.

18.8	Audit Expenses. Lilly will pay its own expenses for any inspection of the Records or ChemExplorer’s premises.

18.9	Audit Expenses. However, if in any audit, Lilly determines that material issues exist that result, resulted or will result in an overcharge of * or more of the invoiced amount for the audited period, ChemExplorer will, within thirty (30) days, reimburse Lilly for its out-of-pocket costs incurred in conducting the audit, in addition to any remedies that Lilly may have for the overcharge (such as a refund). This Section is intended as a fair allocation of audit expenses, not as damages or a penalty.

Section 19. Nondisclosure, Publicity, and Use of Lilly Name or Trademarks

19.1	ChemExplorer will not disclose any information about this Agreement, including its existence, without Lilly’s consent.

19.2	ChemExplorer will not use the name of Lilly, any Lilly employee or any Lilly product or service in any press release, advertising or materials distributed to prospective or existing customers, annual reports or any other public disclosure, except with Lilly’s prior written authorization or as required by Applicable Law. To the extent allowed by Applicable Law, ChemExplorer will provide copies of any proposed disclosure for prior review and comment by Lilly’s external corporate communications (public relations) department no less than ten (10) days prior to disclosure. Under no circumstances will ChemExplorer use the Lilly logo or other trademark in any such materials or disclosures.

19.3	In no event will ChemExplorer:

19.3.1	represent, directly or indirectly, that any product or service provided by ChemExplorer has been approved, recommended, certified or endorsed by Lilly; or

19.3.2	use Lilly’s name, logo, or other trademarks on any business cards, letterhead, or similar materials.

19.4	Lilly may, in its sole discretion, revoke any authorization or consent given under this Section.

Risk Allocation

Section 20. Breach and Remedies

20.1	Remedies cumulative. Except to the extent that remedies are expressly limited in this Agreement, each party is entitled to all the remedies available to it in law and in equity. The parties do not intend the identification of a particular remedy to limit a party to that remedy unless the language clearly states that the remedy is the sole or exclusive remedy.

20.2	Termination for material breach. If a Party believes that the other Party is in breach of this Agreement, the Party believing that breach has occurred shall provide written notification of the breach to the other party. The Party believed to be in breach shall have thirty (30) days to remedy the breach, unless the Work Order clearly and unequivocally provides otherwise. Either party may terminate this Agreement for material breach by written notice to the breaching party (with a copy to the breaching party’s legal counsel) if the breach is not resolved within thirty days, or within the timeframe set forth by a particular Work Order, and after the written notice is received.

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

20.3	Injunctive Relief. ChemExplorer acknowledges that, due to the nature of Lilly’s business, monetary damages are inadequate to protect Lilly from any threatened or actual breach of ChemExplorer’s duty to protect Lilly’s Confidential Information and that any breach will cause irreparable harm to Lilly. Accordingly, ChemExplorer agrees that Lilly is entitled to an injunction restraining any breach or threatened breach without having to prove the inadequacy of monetary damages or irreparable harm.

Section 21. Insurance

21.1	ChemExplorer will satisfy the requirements of Exhibit D.

Section 22. Indemnification

22.1	ChemExplorer will indemnify and defend Lilly and its Affiliates against any and all Losses (including Lilly’s own Losses and those owed under third-party Claims) to the extent arising from:

22.1.1	Any breach of ChemExplorer’s obligations under this Agreement. 22.1.2 Any Fault of ChemExplorer or its Affiliates.

22.1.2	Any Fault incident to this Agreement on the part of ChemExplorer’s Representatives, or its Affiliates’ Representatives, or its Subcontractors, or its Subcontractor’s Representatives.

22.1.3	Any Claim that the Services, Work Product, or Deliverables, or Lilly’s use thereof, infringes the Intellectual Property Rights of another Person, except to the extent such infringement arises from any substances, processes, methods, information, or written materials furnished by Lilly and used in accordance with Lilly’s instructions in performing the Services or incorporated into the Deliverables or Work Product in accordance with Lilly’s instructions.

General Terms and Conditions

Section 23. Independent Contractor

23.1	In performing its obligations under this Agreement, ChemExplorer acts solely as an independent contractor This Agreement does not create a partnership, joint venture, or any similar relationship between Lilly and ChemExplorer. Neither ChemExplorer nor Lilly has any authority:

23.1.1	to bind, incur any liability on behalf of, or otherwise commit the other or;

23.1.2	to act in any other manner as agent or representative of the other.

23.2	Neither ChemExplorer, its Affiliates, its Subcontractors, nor any of their Representatives are employees of Lilly for any purpose. Lilly will not withhold any taxes, pay any Social Security taxes, pay unemployment compensation, furnish worker’s compensation insurance, or provide any employment benefits for ChemExplorer, its Affiliates, its Subcontractors or any of their Representatives.

Section 24. Delegation and Assignment

24.1	ChemExplorer will not delegate any of its obligations under this Agreement without Lilly’s written consent. In no event will such a delegation relieve ChemExplorer of any of its obligations to Lilly.

24.2	Neither party may assign its rights under this Agreement without the other party’s written consent except that:

24.2.1	Property Rights acquired under the Agreement may be freely assigned unless the Agreement expressly prohibits the assignment; and

24.2.2	Accounts Receivable may be assigned in accordance with Applicable Law.

Section 25. Severability

25.1	If a provision of this Agreement is held to be unenforceable, the other provisions will remain in effect. If possible, the offending provision will be modified to the slightest degree necessary to make it enforceable, remaining as close as possible to the parties’ original intent for the provision. If not possible, the offending provision will be stricken.

Section 26. Section 26 Contract Interpretation

26.1	The meaning of a provision of this Agreement will be considered in context with other provisions of the Agreement.

26.2	The following principles apply to the construction of this Agreement unless the construction is plainly contrary to the intent of the parties:

26.2.1	“Including” means “included but not limited to.”

26.2.2	Language that has a generally prevailing meaning is given that meaning unless the Agreement expressly assigns a different one.

26.2.3	Technical terms used in the technical field of the subject of the Agreement are given their technical meaning.

26.2.4	Singular words may be treated as plural, and plural words may be treated as singular.

26.2.5	The masculine gender may be treated as feminine, and the feminine gender may be treated as masculine.

26.3	In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run is not included. If the Agreement specifies that a period is to run for a certain number of business days, only business days are included in the count, and the period may not end on any other day.

Section 27. Choice of law and venue.

27.1	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the law of any other jurisdiction. English shall be the official language of this Agreement and the English language shall control for purposes of interpreting its provisions. If a dispute arises between the Parties relating to this Agreement, the Parties agree to hold a meeting in New York, New York, USA, or such other place as the Parties may agree, within no more than twenty (20) business days following a call for such meeting, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting, or, if such meeting does not occur, within sixty (60) days after the request for such meeting, the Parties have not succeeded in resolving the dispute, such dispute, on the written request of one Party delivered to the other Party, shall be submitted to final and binding arbitration before three arbitrators in accordance with the Rules of the International Chamber of Commerce in effect on the date that a request for arbitration is filed, provided, however, that in no event shall the arbitrators have authority to award punitive damages. The damages shall be limited to the extent of the compensation received by ChemExplorer hereunder. The seat of arbitration shall be New York, New York, USA, and the language of the proceedings shall be English. Judgment on the award of the arbitrators may be entered in any court having jurisdiction thereof. Without prejudice to the foregoing, either Party may seek appropriate preliminary or interim equitable relief from a court of competent jurisdiction.

Section 28. Section 28. Survival

28.1	The expiration, termination or cancellation of this Agreement will not extinguish the rights of either party that accrue prior to expiration, termination or cancellation or any obligations that extend beyond termination, expiration or cancellation, either by their inherent nature or by their express terms.

Section 29. No Waiver

29.1	No provision of this Agreement is waived unless the waiver is in writing and signed by the party granting the waiver.

29.2	No delay in exercising any right, power or privilege under this Agreement will operate to waive completely or partially any present or future exercise of that right, power or privilege.

Section 30. Section 30 Notice

30.1	Unless specifically directed otherwise in the Agreement, whenever written notice is required by this Agreement, it must be delivered to address indicated below by:

30.1.1	Certified mail, Postage Pre-Paid, Return Receipt Requested;

30.1.2	Hand Delivery;

30.1.3	Commercial overnight delivery service such as Federal Express or United Parcel Service; or

30.1.4	Facsimile.

30.2	Either party may change its address for notices by written notice to the other.

30.3	Notice is effective when received. If delivery of any written notice under this Agreement cannot be made despite the exercise of diligent efforts, the requirement to give notice is excused.

Address for Notices to Lilly:	Address for Notices to Lilly’s Legal Counsel (if required):

ELI LILLY AND COMPANY	ELI LILLY AND COMPANY
Lilly Corporate Center	Lilly Corporate Center
Indianapolis, IN 46285	Indianapolis, IN 46285
Attention: LRL Procurement	Attention: Legal - Commercial Transactions
Telephone: (317) 276-2000	Telephone: (317) 276-2000
Facsimile: (317) 277-2404	Facsimile: (317) 433-6610

Address for Notices to ChemExplorer:	Address for Notices to ChemExplorer’s Legal Counsel (if required):

Shanghai ChemExplorer Co., Ltd	Shanghai ChemExplorer Co., Ltd.
No. 10 Building, 965 Halei Road	No. 10 Building, 965 Halei Road
Zhangjiang Hi-Tech Park, Pudong New Area Shanghai	Zhangjiang Hi-Tech Park, Pudong New Area Shanghai
P.R. China 201203	P.R. China 201203
Attention: Michael Hui, CEO	Attention:
Telephone: 86-21-51320000 x8306	Telephone:
Facsimile: 86-21-51320002	Facsimile:

Section 31. Integration and Amendments

31.1	This Agreement is the final, complete and exclusive expression of all the statements, promises, terms and conditions within its scope and supersedes any prior written or oral agreements within its scope. In making the Agreement, neither party relies on any promise or statement made by the other party, other than those contained in the Agreement.

31.2	No amendment to this Agreement will be binding on either party unless it is in writing and signed by each party or executed in another manner expressly provided by this Agreement. Such an amendment does not require the consent or agreement of any third party, even if the third party is beneficiary of this Agreement.

Section 32. Signatures

32.1	This Agreement is legally binding when, but not until, each party has received from the other a counterpart of the Agreement signed by an authorized Representative. The parties’ representatives may sign separate, identical counterparts of this document; taken together, they constitute one agreement. A signed counterpart may be delivered by any reasonable means, including facsimile or other Electronic transmission.

ELI LILLY AND COMPANY		SHANGHAI CHEMEXPLORER CO., LTD

By:	/s/ Dorica W. Rice	By:	/s/ Michael Hui
Printed Name: Dorica W. Rice		Printed Name: Michael Hui
Title: SR VP- CFO		Title: CEO
Date: 2/18/09		Date: Jan. 23, 2009

Exhibit A Definitions

A.1	Capitalized Terms

A.1.1	Affiliate of a party means any entity that controls, is controlled by, or is under common control with that party. One entity is deemed to control the other if and only if it directly or indirectly:

A.1.1.1	owns more than fifty percent (50%) of the equity in the other; or

A.1.1.2	controls more than fifty percent (50%) of the voting rights of the other.

A.1.2	Agreement includes the Master Agreement and any Work Orders.

A.1.3	Applicable Law means any statute, law, treaty, rule, code, ordinance, regulation, permit, interpretation, certificate or order of a Governmental Authority, or any judgment, decision, decree, injunction, writ, order subpoena, or like action of any court, arbitrator or other government entity.

A.1.4	Claim includes claims, demands, lawsuits, administrative proceedings or similar actions.

A.1.5	Compensation means ChemExplorer’s compensation for performance under this Agreement established in a Work Order and consistent with B.5.

A.1.6	Confidential Information means information that is designated as a party’s Confidential Information elsewhere in this Agreement, subject to the conditions that follow. Except as otherwise provided by this Agreement, the status of information as a party’s Confidential Information is not affected by the means by which other party (the “acquiring party”) acquires it. For example, Confidential Information may be acquired by written, oral, or electronic communication, either directly or through one or more intermediaries, or by visual observation. Similarly, acquisition or disclosure of Confidential Information may be either intentional or inadvertent without affecting its status. Notwithstanding anything to the contrary in this Agreement, Confidential Information does not include any information that:

A.1.6.1	Was or becomes generally known to the public by means other than a breach by the acquiring party of a contractual, legal, or fiduciary duty of confidentiality owed to the disclosing party, its Affiliates, its Subcontractors (if applicable), or any of their Representatives;

A.1.6.2	Is in the lawful possession of the acquiring party prior to acquisition as a result of this Agreement;

A.1.6.3	Was or becomes available to the acquiring party on a nonconfidential basis from a third person that is not bound by any contractual, legal, or fiduciary duty of confidentiality to the disclosing party, to its Affiliates, or to the Representatives of the disclosing party or its Affiliates; or

A.1.6.4	Is developed entirely by Representatives of the acquiring party who have no access to the disclosing party’s Confidential Information.

A.1.7	Deliverables means any materials, articles, substances, models, samples, software, data, records, reports, notices, documents, photographs, video recordings, audio recordings, drawings, designs, specifications, information and the like (whether physical, Electronic. magnetic or other form) that ChemExplorer is specifically obligated to furnish Lilly or that are identified as Deliverables in this Agreement.

A.1.8	Electronic relates to technology having electrical, digital, magnetic, wireless, optical, electromagnetic, or similar capabilities.

A.1.9	Fault means any act or omission of negligence; gross negligence; or willful, wanton, or intentional misconduct.

A.1.10	Governmental Authority means any federal, state, local or foreign government entity, authority, agency, instrumentality, court, tribunal, regulatory commission or other body, whether legislative, judicial, administrative or executive (or a combination or permutation thereof), and any arbitrator to whom a dispute has been presented under government rule or by agreement of the parties with an interest in such dispute.

A.1.11	Intellectual Property means all inventions, original expressions of ideas embodied in a tangible form, trademarks, Trade Secrets, information, know-how, and the like that are afforded (or may be afforded upon action by a Governmental Authority, such as the United States Patent Office) Intellectual Property Rights.

A.1.12	Intellectual Property Rights means the property rights or quasi-property rights afforded by patents, copyrights, trademarks, or Trade Secrets; publicity rights; privacy rights; and moral rights (such as the rights of attribution and integrity).

A.1.13	Invention means any and all suggestions, descriptions, ideas, inventions (whether or not patentable), results, discoveries, know-how, Trade Secrets, techniques, data, strategies, methods, syntheses, processes, practices, skill, experience, documents, apparatus, devices, chemical and biological formulations, compounds, composition of matter, metabolites, chemical and biological samples, assays, inventions arising out of bioavailability or pharmacokinetic studies, inventions arising out of toxicology assessment, and inventions arising out of biology screening.

A.1.14	Loss includes losses, damages, costs, or expenses (including interest, penalties, reasonable attorney or accounting fees, and expert witness fees) recoverable at law or in equity, whether sounding in contract, tort, strict liability or other theory.

A.1.15	Master Agreement means the body of the document this Exhibit is attached to and all of its Exhibits, excluding any Work Orders.

A.1.16	Person includes an individual or a partnership, corporation, association, limited liability company or other form of organization.

A.1.17	Project means the Services and Deliverables specified in a particular Work Order.

A.1.18	Project Specifications means the description of the Services and Deliverables set forth in a particular Work Order.

A.1.19	Property means Intellectual Property, Records, information, and all other property, both tangible and intangible.

A.1.20	Record means without limitation, all information, data, text, images, sounds codes, source codes, computer programs, software, data bases or the like, used, created or obtained in the performance of this Agreement, inscribed in tangible medium or stored in an Electronic or other medium and that is retrievable in perceivable form.

A.1.21	Representatives means a party’s officers, directors, and employees, and agents.

A.1.22	A Section is any numbered paragraph of this Agreement.

A.1.23	Services means that particular services that ChemExplorer is to provide on a Project.

A.1.24	Subcontractor means any Person that performs any of the obligations of ChemExplorer under this Agreement, whether in privity to ChemExplorer or in privity to another Subcontractor.

A.1.25	Work Order is a contractual commitment meeting the requirements for a Work Order set forth in this Agreement, executed by both Lilly and ChemExplorer, that engages ChemExplorer to furnish Lilly specified Services and Deliverables.

A.1.26	Work Product means all articles, materials, goods, information, works of authorship, trademarks, artwork, drawings, text, specifications, calculations, reports, inventions, discoveries, processes, improvements, software and other documentation and materials created, developed, conceived or first reduced to practice by ChemExplorer, alone or with others, related to Services rendered for Lilly under this Agreement or derived from information or materials ChemExplorer has received from Lilly.

Exhibit B Model Work Order

This Exhibit shows an example the form that will be used to write Work Orders under this Master Agreement. Instructions for completing the form are shown in italics.

Eli Lilly and Company Work Order

B.1	Parties and Master Agreement

B.1.1	Lilly is Eli Lilly and Company, an Indiana corporation.

B.1.2	ChemExplorer is Shanghai ChemExplorer Co., Ltd., Building #10, 965 Halei Road, Zhangjiang Hi-Tech Park, Pudong New Area, Shanghai, People’s Republic of China, 201203 (“ChemExplorer”).

B.1.3	This Work Order is subject to the Master Agreement between the parties effective .

B.1.4	Capitalized words that appear in this Work Order are defined in the Master Agreement.

B.2	Project Information

Fill in the blanks.

B.2.1	Name of Project:

B.2.2	Date submitted:

B.2.3	Name of Lilly employee requesting Proposal:

B.3	Project Specifications

Describe the Services that will be performed under this Work Order.

B.3.1	Specification of Services

B.3.1.1

B.3.1.2

List each Deliverable, all its specifications, and the deadline for its delivery. A deadline may be expressed as a particular date or as a certain number of days after a particular event or milestone.)

B.3.2	Specification of Deliverables

B.3.2.1

B.3.2.2

B.3.3	Lilly’s Responsibilities

List all of the materials or information all materials or information that Lilly is required to furnish and actions Lilly is required to take in furtherance of the Project. If there are none, delete this section.

B.3.3.1

B.3.3.2

B.4	Project Personnel

Use this section only if Lilly has requested that the Project or a particular portion of the Project be performed by a particular individual or by an individual with particular qualifications. Otherwise delete it.

B.4.1	The following responsibilities for the Project will be carried out on behalf of ChemExplorer exclusively by the following individuals.

Responsibilities	Name or qualifications of individual

B.5	Compensation

B.5.1	ChemExplorer’s entire Compensation for complete performance of this Project is set forth in this Section. See the Master Agreement for additional explanation.

Select one of the two following sections and fill in the blanks. Delete the other section.

B.5.2	ChemExplorer will receive fixed fee in the amount of dollars ($ ). (See the Master Agreement for a description of a fixed fee.)

Select one of the two following sections and fill in any blanks. Delete the other section.

B.5.3	There is no additional compensation for reimbursement of expenses.

B.5.4	In addition, ChemExplorer will be compensated for reimbursable expenses as provided in the Master Agreement. (See the Master Agreement for a complete description of reimbursable expenses.)

B.5.4.1	The estimated amount of reimbursable expenses is dollars ($ ).

B.5.4.2	The guaranteed maximum amount of reimbursable expenses is ($ ).

B.6	Invoices

B.6.1

B.6.2

B.7	Signatures

B.7.1	This Work Order is legally binding when, and not until, each party has executed it in a manner allowed by the Master Agreement.

ELI LILLY AND COMPANY	SHANGHAI CHEMEXPLORER CO., LTD.

By: (Example only. Not intended to be signed.)	By: (Example only. Not intended to be signed.)

Printed Name:	Printed Name:

Title:	Title:

Date	Date

Exhibit C Compensation

C.1	Work Orders

C.1.1	Each Work Order establishes the Compensation for a particular Project. This Exhibit establishes the framework for the Compensation and explains the alternatives that may be included in a Work Order.

C.2	Fixed Fee

C.2.1	A Work Order may designate a fixed fee for all or any part of a Project. If so, the fixed fee will be ChemExplorer’s entire compensation for the complete performance of the Project (or relevant portion of the project), except to the extent the Work Order expressly provides for other compensation.

C.2.2	By executing the Work Order, ChemExplorer represents a good-faith belief and professional opinion that the Project (or relevant part) can be fully performed for the fixed fee, that it has adequate information to form that belief and opinion, and that it accepts the risk that its own cost of performance may exceed the fixed fee.

C.3	Reimbursable Expenses

C.3.1	If a Work Order expressly provides for Lilly to reimburse ChemExplorer for expenses, Lilly will reimburse ChemExplorer for only those described below. Lilly will reimburse ChemExplorer for its actual expense (subject to any restrictions or conditions below); Lilly will pay ChemExplorer no overhead allowance, profit margin, administrative charge, handling fee, or any other markup on expenses.

C.3.2	Note to avoid misunderstanding: Reimbursable expenses are included in the defined term “Compensation.”

C.3.3	Only those reasonable and proper out-of-pocket expenses directly attributable to the Project are reimbursable.

Examples of expenses that are not directly attributable to the Services and, thus not reimbursable, include:

*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

C.3.4	Lilly will not reimburse ChemExplorer for expenses arising from ChemExplorer’s use of Subcontractors (subject this Agreements restrictions and conditions on the use of Subcontractors) in excess of the amount Lilly would have compensated ChemExplorer had it furnished the subcontracted Services and Deliverables itself.

C.3.5	Travel expenses are reimbursable only if Lilly approves the travel (including the individuals traveling) in advance and only to the extent the expenses do not exceed the amount that Lilly would reimburse its own employees were they to travel under the same circumstances. Expenses for travel between ChemExplorer’s offices and Lilly’s offices are not reimbursable.

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

C.3.6	Reimbursable expenses will be reduced to reflect all discounts available to ChemExplorer from the third-party suppliers (including, without limitation discounts for early payment, provided ChemExplorer receives funds prior to the discount date) whether or not ChemExplorer actually takes advantage of the discount.

C.4	Effect of an Estimated Amount

C.4.1	A Work Order may state an estimated amount for the total Compensation (or any specified part of the Compensation) that Lilly will owe ChemExplorer for full performance of the Project (or any relevant part).

C.4.2	By executing the Work Order, ChemExplorer represents a good-faith belief and professional opinion that the Project (or relevant part) can be fully performed within the estimated amount and that it has adequate information to form that belief and opinion.

C.4.3	If ChemExplorer later believes that the Services for the Project cannot be completely performed without exceeding the estimated amount, ChemExplorer will curtail its work to mitigate further cost to Lilly while preserving the value of any work already completed. ChemExplorer will give Lilly prompt written notice that it believes the Project cannot be completed within the estimated amount, the reasons for that belief, the amount of compensation already accrued, and a new good-faith estimate for completing the Project. The notice constitutes an offer to amend the Work Order to the place the old estimated amount with the new.

C.4.4	Lilly has the option to accept the offer to amend the Work Order or to cancel the Work Order immediately (with any notice period otherwise required being waived). Until Lilly exercises its option, ChemExplorer will take commercially reasonable measures to mitigate further costs to Lilly while preserving the value of any work already completed.

C.4.5	In no event does ChemExplorer have any obligation to proceed with the Project after the estimated amount is reached. In no event does Lilly have any responsibility to pay ChemExplorer any compensation in excess of the lower of: (i) the estimated amount; or (ii) the amount of compensation accrued at the time ChemExplorer believed or reasonable should have believed the Project could not be completed within the estimated amount.

C.5	Effect of a Guaranteed Maximum Amount

C.5.1	A Work Order may state a guaranteed maximum amount for the Compensation (or any specified part of the Compensation) that Lilly will owe ChemExplorer for full performance of the Project (or any specified part). In no event is Lilly obligated to pay ChemExplorer more than the stated amount for full performance of the Project (or full performance of the relevant part of the Project).

C.5.2	By executing the Work Order, ChemExplorer represents a good-faith belief and professional opinion that the Project (or relevant part) can be fully performed within the guaranteed maximum amount, that it has adequate information to form that belief and opinion, and that it accepts the risk that its own cost of performance may exceed the guaranteed maximum amount.

Exhibit D Insurance

D.1	Required Policies

D.1.1	ChemExplorer will maintain, or will cause its Affiliates and Subcontractors to maintain, all insurance policies described in Table D-1 (below) covering all activities related to this Agreement on the part of ChemExplorer, its Affiliates, its Subcontractors, their respective Representatives, and anyone else for whose acts or omissions ChemExplorer may be liable.

D.1.2	If actual coverage does not meet the limits requirements listed in Table D-1, then umbrella liability coverage in an amount no less than * shall be maintained by ChemExplorer or its Affiliates and Subcontractors.

D.1.3	Each policy will be underwritten by a reliable rating insurer (except to the extent prohibited by Applicable Law).

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

22

Table D-1

*

	Maximum Limit	Deductible
*	*	*

*

	Maximum Limit	Deductible
*	*	*

*

	Maximum Limit	Deductible
*	*	*
*

*

	Maximum Limit	Deductible
*	*	*

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.

Exhibit E Animal Care and Use Principles for Animal Researchers

and Suppliers

E.1	Compliance

E.1.1	Lilly expects all individuals and organizations with which Lilly contracts for animal research services (“Researchers”), or the supply of animals to be used in Lilly research (“Suppliers”), to do the following for each location at which Researchers and Suppliers use or hold animals:

E.1.1.1	comply with all applicable country and local laws, regulations, and standards regarding the care and use of animals,

E.1.1.2	comply with the Lilly animal care and use principles stated below even if they impose requirements beyond the applicable local legal requirements,

E.1.1.3	establish a mechanism to assess compliance with such laws, regulations, standards, and the Lilly principles stated below, and

E.1.1.4	regularly assess and report to its management the status of compliance with these requirements.

E.2	Lilly Principles for Animal Care and Use

E.2.1	Animal Care. Researchers and Suppliers must provide living conditions for research animals that are appropriate for their species and contribute to their health and well-being. Personnel who care for animals or who conduct animal studies must be appropriately qualified regarding the proper care and use of animals in research.

E.2.2	Studies. Researchers must assure that studies involving animals are designed and conducted in accordance with both (i) applicable country and local regulatory guidance, and (ii) the following widely recognized principles of animal care and use:

E.2.2.1	with due consideration of the relevance of the study to human or animal health and the advancement of scientific knowledge

E.2.2.2	selecting only animals appropriate for that study

E.2.2.3	using only the minimum number of animals required to obtain valid results

E.2.2.4	using alternative methods instead of live animals when appropriate

E.2.2.5	avoiding or minimizing discomfort and distress to the animals.

E.3	Reporting

E.3.1	Researchers and Suppliers must report to Lilly any animal welfare issues or concerns that may effect the welfare of animals or validity of the testing being conducted. This would include but is not limited to any animal illness, disease outbreaks, or any significant (ie, reportable to a government authority) non-compliance with any country or local animal welfare laws, regulations, or standards, or the Lilly principles stated above.

E.4	Audits/monitoring

E.4.1	Lilly has the discretion to periodically assess Researchers’ and Suppliers’ animal use, care, and welfare in accordance with the Records and Audits section of the Agreement.